UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 12, 2013

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2013, the Board of Directors of Unitil Corporation (the “Company”) approved an amendment, effective as of that date, to Article I, paragraph 1 of the Company’s Second Amended and Restated By-Laws that revised the first sentence of that paragraph.

Prior to this amendment, the sentence read: “The annual meeting of the stockholders of Unitil Corporation shall be held on the third Thursday in April of each year; and special meetings of the stockholders shall be held whenever the Chairman of the Board of Directors, the President or a majority of the Board of Directors, in their discretion, shall order the same, or whenever one or more stockholders, holding in the aggregate not less than one-tenth (1/10) of the capital stock of the Corporation entitled to vote at such meeting, shall so request the Secretary in writing, which writing shall indicate the purposes for which said meeting is to be called.”

The revised sentence reads: “The annual meeting of the stockholders of Unitil Corporation shall be held on a date within the last two weeks of April of each year as a majority of the Board of Directors, in their discretion, shall determine annually; and special meetings of the stockholders shall be held whenever the Chairman of the Board of Directors, the President or a majority of the Board of Directors, in their discretion, shall order the same, or whenever one or more stockholders, holding in the aggregate not less than one-tenth (1/10) of the capital stock of the Corporation entitled to vote at such meeting, shall so request the Secretary in writing, which writing shall indicate the purposes for which said meeting is to be called.”

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	December 13, 2013

EXHIBIT INDEX

Number	Exhibit

3.1	Third Amended and Restated By-Laws